UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2013

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, Mr. C. Robert Campbell, Executive Vice President and Chief Financial Officer of MasTec, Inc., a Florida corporation (“MasTec”), announced his retirement, which will be effective as of the close of business on December 31, 2013. Mr. Campbell has served as MasTec’s Executive Vice President and Chief Financial Officer since October 2004, and MasTec thanks Mr. Campbell for his service.

On October 31, 2013, MasTec’s Board of Directors appointed Mr. George Pita, who currently serves as MasTec’s CFO-Operations, to serve as Executive Vice President and Chief Financial Officer of MasTec effective as of January 1, 2014.

Mr. Pita, who is 52 years old, joined MasTec in February 2013, as its CFO-Operations. From June 2007 until joining MasTec in 2013, Mr. Pita served as EVP, COO and CFO of Stuart Weitzman Holdings, a manufacturer, designer and retailer of fine women’s footwear and accessories. While at Stuart Weitzman, Mr. Pita played a key role in the June 2010 sale of Stuart Weitzman to The Jones Group (NYSE: JNY), which closed in December 2012. From April 2002 until June 2007, Mr. Pita served in various capacities at Perry Ellis International (NASDAQ: PERY), including as Executive Vice President and Chief Financial Officer from 2004-2007. While at Perry Ellis, Mr. Pita performed significant work in connection with a number of acquisitions and financings. From 1989-2002, Mr. Pita served in a variety of financial and operations positions at Sunglass Hut International. During this period, Mr. Pita played a key role in the growth of that company, including in connection with acquisitions, financings, public offerings and the ultimate sale of the company in 2001. Mr. Pita earned his Bachelors in Business Administration and Accounting from the University of Miami in 1983 and has been a certified public accountant for approximately 30 years. Mr. Pita also serves or has served in various charitable and other capacities, including current appointments at the University of Miami Accounting school advisory board, as well as a board member of Easter Seals of South Florida. From 2008 to 2010, Mr. Pita served as a special advisor to Atlas Acquisition Holdings Corp., a special purpose acquisition corporation.

Until such time as MasTec and Mr. Pita determine to enter into new or modified compensation arrangements upon Mr. Pita’s assumption of the office of Executive Vice President and Chief Financial Officer, Mr. Pita will continue to receive the compensation and benefits he currently receives as MasTec’s CFO-Operations.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Pita and any other person pursuant to which Mr. Pita was selected as an officer of MasTec. Since the beginning of MasTec’s last fiscal year, MasTec has not engaged in any transaction, or any currently proposed transaction, in which Mr. Pita had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: November 4, 2013	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary